                                                                   EXHIBIT 10.42

                      FOURTH AMENDMENT TO SECOND RESTATED
                      -----------------------------------
                          AND AMENDED LOAN AGREEMENT
                          --------------------------


     THIS FOURTH AMENDMENT TO SECOND RESTATED AND AMENDED LOAN AGREEMENT (hereinafter called this "Amendment") is entered into on February 27, 1996, among VISUAL NUMERICS, INC., a Texas corporation formerly known as IMSL, Inc. (the "Company"), individually and as successor by merger to Visual Numerics, Inc. of Colorado, a California corporation ("VNIC"), VISUAL NUMERICS, INC. (EUROPE), a Texas corporation ("VNIE"), and FIRST INTERSTATE BANK OF TEXAS, N.A., (the "Bank"). Each of CHARLES W. JOHNSON (the "Guarantor") and JENNIFER C. JOHNSON joins in the execution hereof for the purpose of acknowledging to the amendments and other provisions hereof and agreeing to such amendments and other provisions applicable to Charles W. Johnson and Jennifer C. Johnson, respectively.

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Company, VNIC and the Bank entered into a Second Restated and Amended Loan Agreement dated as of December 16, 1992 (hereinafter called the "Second Restated and Amended Agreement"), whereby, upon the terms and conditions therein stated, the Bank agreed to make available to the Company a credit facility upon the terms and conditions set forth in the Agreement; and

     WHEREAS, as of February 28, 1994 the Company, VNIC, VNIE, Guarantor, Jennifer C. Johnson, and the Bank entered into a First Amendment to Second Restated and Amended Loan Agreement (the "First Amendment"); and

     WHEREAS, as of April 1, 1995 the Company, VNIC, VNIE, Guarantor, Jennifer
C. Johnson, and the Bank entered into a Second Amendment to Second Restated and Amended Loan Agreement (the "Second Amendment"); and

     WHEREAS, as of September 30, 1995 the Company, VNIC, VNIE, Guarantor, Jennifer C. Johnson, and the Bank entered into a Third Amendment to Second Restated and Amended Loan Agreement (the "Third Amendment" and, together with the First Amendment, the Second Amendment, and the Second Restated and Amended Agreement, the "Agreement"); and

     WHEREAS, the Company has notified the Bank that, effective December 27, 1995, VNIC was merged with and into the Company; and

     WHEREAS, the Company, the Corporate Guarantor and the Guarantor have requested the Bank to (i) renew, rearrange, reinstate, and extend the maturity of Term Note A, (ii) renew, reinstate, and extend the maturity of the Revolving Note, and (iii) amend certain covenants of the Company and the Corporate Guarantor contained in the Agreement; and

     WHEREAS, subject to and upon the terms and conditions hereinafter stated, the Bank is willing to do so;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

     SECTION 1.  Terms Defined in Agreement.  As used in this Amendment, except
                 --------------------------
as may otherwise be provided herein, all capitalized terms which are defined in the Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

     SECTION 2.  Amendments to Agreement.  Subject to the conditions precedent
                 -----------------------
set forth in Section 4 hereof, the Agreement is hereby amended as follows:
             ---------

          (a) The definition of "Corporate Guarantor" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Corporate Guarantor" is substituted in lieu thereof:

     "Corporate Guarantor means each Subsidiary of the Company organized
      -------------------
     under the laws of the United States of America or any state thereof now or hereafter acquired or established by the Company."

          (b) The definition of "Loan Formula" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Loan Formula" is substituted in lieu thereof:

     "Loan Formula means at any time the amount equal to the then current
      ------------
     sum of (i) 80% of the Eligible Accounts of the Company directed to the Account, plus (ii) an amount equal to the lesser of (a) 40% of the
              ----
     Eligible Government Receivables of the Company directed to the Account, or (b) $200,000, plus (iii) $500,000 so long as the Limited
                               ----
     Guaranty executed by the Guarantor is secured by a first priority perfected security interest in certificated stock in accordance with
     Section 3.10 hereof."

          (c) Effective as of December 31, 1995, the definition of "Revolving Note" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Revolving Note" is substituted in lieu thereof:

          "Revolving Note means the promissory note issued by the Company
           --------------
     pursuant to Section 3.3 hereof as the same may be renewed, rearranged, modified, increased or extended at any time, from time to time, which note was given in renewal, reinstatement, and extension of, but not in novation or discharge of, that certain revolving note executed by the Company as of April 1, 1995 and payable to the order of the Bank in the original principal amount of $2,000,000, which note was given in modification, rearrangement, and increase of, but not in novation or discharge of, that certain revolving note dated February 28, 1994, executed by the Company and payable to the order of the Bank in the original principal amount of $1,900,000.00, which note was given in renewal, modification, rearrangement and extension of, but not in novation or discharge of, that certain revolving note dated December 16, 1992, executed by the Company and payable to the order of the Bank in the original principal amount of $2,000,000."

          (d) Effective as of December 31, 1995, the definition of "Termination Date" found in Section 1.2 of the Agreement is hereby deleted from the Agreement and the following definition of "Termination Date" is substituted in lieu thereof:

          "Termination Date means April 30, 1997, or such earlier date as
           ----------------
     the commitment of the Bank shall have terminated in accordance with terms of this Agreement."

          (e) Effective as of January 23, 1996, Section 3.1 of the Agreement is hereby deleted therefrom and the following Section 3.1 is substituted in lieu thereof:

          "Section 3.1  Term Loan.  (a) Subject to and upon the terms,
                        ---------
     conditions, covenants and agreements contained herein, the Bank agrees to renew, rearrange, reinstate, and extend the maturity of that certain term note (the "Prior Term Note A") dated October 23, 1995, executed by the Company and payable to the order of the Bank in the original principal amount of $500,000, to be evidenced by the Company's promissory note payable to the order of the Bank in substantially the form of Exhibit D attached hereto ("Term Note A").
                               ---------

          (b) Term Note A is given in renewal, rearrangement, reinstatement, and extension of, but not in novation or discharge of, the Prior Term Note A.

          (c) All renewals, extensions, modifications, increases, and rearrangements of Term Note A, if any, shall be deemed to be made pursuant to this Agreement and, accordingly, shall be subject to the terms and provisions hereof, and the Company shall be deemed to have ratified, as of such renewal, extension, modification, increase, or arrangement date, all of the representations, warranties, covenants and agreements set forth herein."

          (f) Effective as of December 31, 1995, the reference to "March 31, 1995" in Section 3.3 of the Agreement hereby is amended to read "January 31, 1996".

          (g) Section 6.3 of the Agreement is amended by (i) inserting the word "and" immediately prior to item "(iii)" thereof and (ii) deleting the following therefrom "and (iv) the guaranty by IAC of the obligations of the Company secured by the Seller Security Agreement (hereinafter defined) such guaranty to be subordinated as provided in such Seller Security Agreement."

          (h) The address for notices, requests and demands with respect to the Corporate Guarantor set forth in Section 8.8 of the Agreement is hereby amended to read as follows:

     "If to the Corporate
          Guarantor, to                  Visual Numerics, Inc. (Europe)
                                               9990 Richmond, Suite 400
                                               Houston, Texas 77042
                                               Attn: Richard A. Couch
                                                    President and
                                                    Chief Executive Officer
                                               Telephone: (713) 784-3131
                                               Telecopier: (713) 781-9260"

          (i) Exhibits D and F to the Agreement are deleted therefrom and Exhibits D and F attached hereto are substituted in lieu thereof.

     SECTION 3.  Conditions of Effectiveness.  As a condition precedent to the
                 ---------------------------
effectiveness of this Amendment and the Bank's agreements and obligations hereunder, the Company, the Corporate Guarantor, the Guarantor and Jennifer C. Johnson, as applicable, shall have taken the following actions and delivered to the Bank the following documents and instruments, in form and substance satisfactory to the Bank:

          (a)  The Company, the Corporate Guarantor, the Guarantor and Jennifer
C. Johnson shall have duly executed and delivered this Amendment, such other Loan Documents, and such evidence of filings, acknowledgements or acceptances of any such documents, as the Bank may reasonably request or require, all duly executed and delivered by all parties thereto.

          (b) The Company shall have delivered to the Bank certificates of the Secretary or Assistant Secretary of each of the Company and the Corporate Guarantor setting forth resolutions of its Board of Directors in form and substance reasonably satisfactory to the Bank with respect to this Amendment.

          (c) The Company shall have paid all accrued and unpaid interest on the Revolving Note due and payable as of January 31, 1996.

          (d) The Company shall have paid all accrued and unpaid legal fees and expenses referred to in Section 8.7 of the Agreement and Section 7 hereof to the extent invoices for such fees and expenses have been delivered to the Company.

          (e) Such other evidence as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith and compliance with the conditions set forth in this Amendment.

     SECTION 4.  Representations, Warranties and Covenants of the Company and
                 ------------------------------------------------------------
the Corporate Guarantor.  Each of the Company and the Corporate Guarantor
-----------------------
represents and warrants to the Bank, with full knowledge that the Bank is relying on the following representations and warranties in executing this Amendment, as follows:

          (a) Each of the Company and the Corporate Guarantor has corporate power and authority to execute, deliver and perform this Amendment, and all corporate action on the part of the Company and the Corporate Guarantor requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

          (b) The Agreement as amended by this Amendment and the Loan Documents and each and every other document executed and delivered in connection with this Amendment to which the Company, the Corporate Guarantor or any of their respective Subsidiaries is a party constitute the legal, valid and binding obligations of the Company, the Corporate Guarantor and any of their respective Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

          (c) This Amendment does not and will not violate any provisions of the articles or certificate of incorporation or bylaws of the Company or the Corporate Guarantor, or any contract, agreement, instrument or requirement of any Governmental Authority to which the Company or the Corporate Guarantor is subject. Neither the Company's nor the Corporate Guarantor's execution of this Amendment will result in the creation or imposition of any lien upon any properties of the Company or the Corporate Guarantor, other than those permitted by the Agreement and this Amendment.

          (d) Neither the Company's nor the Corporate Guarantor's execution, delivery and performance of this Amendment requires the consent or approval of any other Person, including, without limitation, any Governmental Authority.

          (e) The monthly unaudited consolidated balance sheet of the Company and its Subsidiaries as of November, 1995, and the related consolidated statements of earnings, capital accounts, and cash flows of the Company for the quarter and month then ended and the consolidated balance sheet and related consolidated statements of earnings, capital accounts and cash flows for the period commencing the first day of the fiscal year and ending on the last day of such month which have been furnished to the Bank, fairly present the financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the periods ended on such date, all in accordance with GAAP applied on a consistent basis, and since November, 1995 there has been no material adverse change in such condition or operations.

          (f) Each of the Company and the Corporate Guarantor has performed and complied with all agreements and conditions contained in the Agreement required to be performed or complied with by the Company and the Corporate Guarantor prior to or at the time of delivery of this Amendment.

          (g)  No Default or Event of Default exists.

          (h) Nothing in this Section 4 of this Amendment is intended to amend any of the representations or warranties contained in the Agreement or of the Loan Documents to which the Company, the Corporate Guarantor or any of their respective Subsidiaries is a party. Each of the Company and the Corporate Guarantor represents and warrants that all of the representations and warranties contained in the Agreement and all instruments and documents executed pursuant thereto or contemplated thereby are true and correct in all material respects on and as of this date, except (i) such representations that relate solely to an earlier date and that were true and correct on such earlier date, and (ii) the breach or inaccuracy of representations and warranties about which the Bank has been notified in writing prior to the date of this Amendment.

     SECTION 5.  Reference to and Effect on the Agreement.
                 ----------------------------------------

          (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, shall mean and be a reference to the Agreement as amended hereby.

          (b) Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     SECTION 6.  Merger Acknowledgments.  The Company represents and warrants to
                 ----------------------
the Bank that, pursuant to the merger of VNIC with and into the Company, the Company has succeeded, by operation of law, to all of the assets, rights and obligations of VNIC, confirms that all of the obligations and agreements of VNIC to and in favor of the Bank are and remain in full force and effect as the legal, valid and binding obligations of the Company and that none of said obligations or agreements, or the liens, security and other interests created or evidenced thereby, is impaired by said merger, and ratifies, confirms and agrees that any and all liens, security and other interests created or evidenced thereby are hereby renewed, extended and carried forward. The Company hereby assumes the obligations, duties and liabilities of VNIC under the terms of the Loan Documents executed by VNIC, including without limitation the obligations to timely perform each and all of the covenants, agreements and obligations of VNIC in and under said Loan Documents, and agrees to be bound by each and all of the covenants, agreements, terms, conditions, representations and warranties made by VNIC in the Loan Documents executed by VNIC, mutatis mutandis, to the same extent as if the Company were named therein in place of VNIC and as if the Company had executed and delivered the same in the place and stead of VNIC.

     SECTION 7.  Defaults and Events of Default.  Each of the Company, the
                 ------------------------------
Corporate Guarantor, the Guarantor and Jennifer C. Johnson agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Bank, and any Default or Event of Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.

     SECTION 8.  Cost, Expenses and Taxes.  The Company agrees to pay on demand
                 ------------------------
all reasonable costs and expenses of the Bank in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including reasonable attorneys' fees and out-of-pocket expenses of the Bank. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

     SECTION 9.  Extent of Amendments.  Except as otherwise expressly provided
                 --------------------
herein, the Agreement and the other Loan Documents are not amended, modified or affected by this Amendment. Each of the Company and the Corporate Guarantor ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral is unimpaired by this Amendment.

     SECTION 10.  Acknowledgment.  The undersigned officers of each of the
                  --------------
Company and the Corporate Guarantor executing this Amendment represent and warrant that they have full power and authority to execute and deliver this Amendment on behalf of the Company and the Corporate Guarantor, respectively, that such execution and delivery has been duly authorized by each of the Board of Directors of the Company and the Corporate Guarantor, respectively, and that the resolutions previously delivered to the Bank in connection with the execution and delivery of the Second Restated and Amended Loan Agreement, the First Amendment, the Second Amendment, and the Third Amendment, are and remain in full force and effect and have not been altered, amended or repealed in anyway.

     SECTION 11.  Grant and Affirmation of Security Interest.
                  ------------------------------------------

          (a) Each of the Guarantor and Jennifer C. Johnson hereby grants a security interest in the Collateral to secure payment and performance of the Guaranteed Obligations (as such term is defined in Security Agreement-Pledges executed by the Guarantor and Jennifer C. Johnson), including, without limitation, Term Note A and the Revolving Note, and all documents and instruments executed in connection therewith and, each of the Guarantor and Jennifer C. Johnson hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Guaranteed Obligations hereby are renewed, extended and carried forth to secure payment and performance of all of the Guaranteed Obligations. The Security Instruments executed by the Guarantor and Jennifer C. Johnson are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

          (b) Each of the Company and the Corporate Guarantor hereby grants a security interest in the Collateral to secure payment and performance of Term Note A, the Revolving Note, and the obligations described in the Agreement and all documents and instruments executed in connection therewith and, each of the Company and the Corporate Guarantor hereby confirms and agrees that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Obligations (including, without limitation, Term Note A and the Revolving Note) hereby are renewed, extended and carried forth to secure payment and performance of all of the Obligations (including, without limitation, Term Note A and the Revolving
Note). The Security Instruments executed by the Company and the Corporate Guarantor are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

     SECTION 12.  Guaranties.
                  ----------

          (a) VNIE hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that its Guaranty, executed and delivered to the Bank on February 28, 1995, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, Term Note A and the Revolving Note.

          (b) Guarantor hereby consents to and accepts the terms and conditions of this Amendment, agrees to be bound by the terms and conditions hereof and ratifies and confirms that his Restated and Amended Limited Guaranty Agreement, executed and delivered to the Bank on

February 26, 1994, guaranteeing payment of the Obligations, is and remains in full force and effect and secures payment of, among other things, Term Note A and the Revolving Note.

     SECTION 13.  Execution and Counterparts.  This Amendment may be executed in
                  --------------------------
any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of the signature page of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 14.  Severability.  In the event any one or more provisions
                  ------------
contained in the Agreement or this Amendment should be held to be invalid, illegal or unenforceable in any respect, the validity, enforceability and legality of the remaining provisions contained herein and therein shall not be affected in any way or impaired thereby and shall be enforceable in accordance with their respective terms.

     SECTION 15.  Governing Law.  This Amendment shall be governed by and
                  -------------
construed in accordance with the laws of the State of Texas.

     SECTION 16.  Headings.  Section headings in this Amendment are included
                  --------
herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

     SECTION 17.  Arbitration Program.  The parties agree to be bound by the
                  -------------------
terms and provisions of the current Arbitration Program of the Bank which is incorporated by reference herein and is acknowledged as received by the parties pursuant to which any and all disputes arising hereunder, under the Agreement, under any of the other Loan Documents, or under any of the documents and instruments contemplated thereby, or pertaining hereto or thereto, shall be resolved by mandatory binding arbitration upon the request of any party.

     Section 18.  Waivers and Release of Claims.  As additional consideration to
                  -----------------------------
the execution, delivery, and performance of this Amendment by the parties hereto and to induce the Bank to enter into this Amendment, each of the Company, the Corporate Guarantor, Jennifer C. Johnson, and the Guarantor represents and warrants that none of the Company, the Corporate Guarantor, Jennifer C. Johnson, or the Guarantor knows of any facts, events, statuses or conditions which, either now or with the passage of time or the giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Bank or any defense, counterclaim or right of setoff to the payment or performance of any obligations or indebtedness of the Company, the Corporate

Guarantor, Jennifer C. Johnson, or the Guarantor to the Bank, and in the event any such facts, events, statuses or conditions exist or have existed, whether known or unknown, each of the Company and the Corporate Guarantor for itself, its subsidiaries, their respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, and the Guarantor and Jennifer C. Johnson, for themselves and their heirs and assigns, hereby fully, finally, completely, generally and forever releases, discharges, acquits, and relinquishes the Bank and its respective representatives, agents, officers, directors, employees, shareholders, and successors and assigns, from any and all claims, actions, demands, and causes of action of whatever kind or character that may have arisen prior to the execution of this Amendment, whether joint or several, whether known or unknown, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys' fees, and/or liability whatsoever and whenever incurred or suffered by any of them. Notwithstanding any provision of this Amendment, the Agreement or any other Loan Document, this Section shall remain in full force and effect and shall survive the delivery of the Notes, this Amendment and the Other Loan Documents and the making, extension, renewal, modification, amendment or restatement of any thereof.

     SECTION 19.  NO ORAL AGREEMENTS.  THE AGREEMENT (AS AMENDED BY THIS
                  ------------------
AMENDMENT) AND THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized.


COMPANY:                                       BANK:
-------                                        ----

VISUAL NUMERICS, INC.                   FIRST INTERSTATE BANK
                                             OF TEXAS, N.A.


By  /s/ Richard G. Couch                By /s/ Bennett D. Douglas
  ----------------------------------      ----------------------------------
  Name:                                   Name:
  Title:                                  Title:

CORPORATE GUARANTOR:
--------------------

VISUAL NUMERICS, INC. (EUROPE)



By /s/ Richard G. Couch
  ----------------------------------
  Name:
  Title:

GUARANTOR:
---------


/s/ Charles W. Johnson
------------------------------------
CHARLES W. JOHNSON


/s/ Jennifer C. Johnson
-----------------------------------
JENNIFER C. JOHNSON

                                  TERM NOTE A

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________          Houston, Texas         October 23, 1995         $500,000.00

     FOR VALUE RECEIVED, the undersigned, VISUAL NUMERICS, INC. (formerly IMSL, INC.), a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas as Payee may designate hereafter in writing to Maker.

     The principal balance hereof advanced and outstanding from time to time shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one and one-half of one percent (1-1/2%) per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (hereinafter defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until the Payee shall have received the amount of interest it otherwise would have received if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by

                        Exhibit "D" - Page 1 of 4 Pages
the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal of this note and all accrued and unpaid interest on this note are due and payable in full on January 23, 1996.

     This note is issued pursuant to a Second Restated and Amended Loan Agreement dated December 16, 1992, by and among Maker, Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc.), and Payee, as amended by the First Amendment to Second Restated and Amended Loan Agreement dated as of February 28, 1994, the Second Amendment to Second Restated and Amended Loan Agreement dated as of April 1, 1995, and the Third Amendment to Second Restated and Amended Loan Agreement and Limited Waiver entered into as of even date herewith to be effective as of September 30, 1995 (the Second Restated and Amended Loan Agreement, as amended and as it may hereafter be amended, renewed, supplemented or restated, is referred to as the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this note, (c) to the release of any party primarily or secondarily liable hereon, and (d) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

     In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in

                        Exhibit "D" - Page 2 of 4 Pages
any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebt edness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this note shall be prepaid, so that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount hereof and the remainder, if any, shall be refunded to Maker, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void, and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     This note shall be governed by and construed under the applicable laws of the State of Texas and the laws of the United States of America.

     To the extent that the interest rate laws of the State of Texas are applicable to this note and unless changed in accordance with law, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

                        Exhibit "D" - Page 3 of 4 Pages

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This note is secured as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                        VISUAL NUMERICS, INC.


                                        By_____________________________________
                                          Name:
                                          Title:

                        Exhibit "D" - Page 4 of 4 Pages

                             REVOLVING CREDIT NOTE

                     FIRST INTERSTATE BANK OF TEXAS, N.A.

NO.________    Houston, Texas     December 31, 1995          $2,000,000.00


     FOR VALUE RECEIVED, the undersigned, VISUAL NUMERICS, INC. (formerly IMSL, INC.), a Texas corporation (herein called "Maker"), promises to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A. (herein called "Payee," which term herein in every instance shall refer to any owner or holder of this note) the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00), or so much thereof as may be advanced and outstanding from time to time hereunder by Payee, together with interest on the principal hereof from time to time outstanding from the date of advancement until maturity, at the per annum rate hereinafter stated (computed on the basis of a year of 360 days and paid for the actual number of days elapsed), said principal and interest being payable in lawful money of the United States of America at the banking quarters of First Interstate Bank of Texas, N.A., First Interstate Bank Plaza, 1000 Louisiana, Houston, Harris County, Texas, or at such other place in Harris County, Texas, as Payee may designate hereafter in writing to Maker.

     This note is issued pursuant to that certain Second Restated and Amended Loan Agreement dated as of December 16, 1992, by and among Maker, Visual Numerics, Inc. of Colorado (formerly known as IMSL Acquisition Corp., Inc.), and Payee, as amended by that certain First Amendment to Second Restated and Amended Loan Agreement executed as of February 28, 1994 but effective as of December 15, 1993, that certain Second Amendment to Second Restated and Amended Loan Agreement dated as of April 1, 1995, that certain Third Amendment to Second Restated and Amended Loan Agreement and Limited Waiver executed on October 23, 1995 but effective as of September 30, 1995, and that certain Fourth Amendment to Second Restated and Amended Loan Agreement executed on February __, 1996 but effective as of December 31, 1995 with respect to this note (the Second Restated and Amended Loan Agreement, as amended and as it may hereafter be amended, renewed, supplemented or restated, is referred to as the "Loan Agreement"), and reference is made hereby to the Loan Agreement for certain rights as to the prepayment and the acceleration of the maturity hereof. All capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

                               Page 1 of 5 Pages

     The principal balance hereof advanced and from time to time remaining unpaid shall bear interest during each day of the term of the loan evidenced hereby at a variable per annum rate equal to the lesser of (A) a per annum rate that is equal to the sum (herein called the "Basic Rate") of (i) one percent per annum plus (ii) the prime rate of interest (herein called the "Prime Rate"), being the variable per annum rate of interest most recently announced by First Interstate Bank of Texas, N.A. (herein sometimes called the "Bank") as its "prime rate", with the understanding that the Bank's "prime rate" may be one of several base rates and serves as a basis upon which effective rates of interest are from time to time calculated for loans making reference thereto and may not be the lowest of the Bank's base rates, which Basic Rate shall change when and as the Prime Rate shall change, effective on the day of such change or (B) the Maximum Rate (herein after defined). Notwithstanding the foregoing, if at any time the Basic Rate shall exceed the Maximum Rate and thereafter the Basic Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall remain at the Maximum Rate until Payee shall have received the amount of interest it would have received otherwise if the interest payable hereunder had not been limited to the Maximum Rate during the period of time the Basic Rate exceeded the Maximum Rate.

     All past due principal and interest of this note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at the lesser of
(1) a rate that is five percentage points above the Prime Rate as it varies or
(2) the maximum lawful rate of interest permitted by the applicable usury laws, now or hereafter enacted, which interest rate (herein called the "Maximum Rate") shall change when and as said laws shall change to the extent permitted by said laws, effective on the day such change in said laws becomes effective, from the date the payment thereof shall have become due until the same have been fully discharged by payment.

     The principal and interest of this note are due and payable as follows:

          (a) Interest hereon shall be due and payable monthly as it accrues, with the first installment to be due and payable on January 31, 1996, and a like installment to be due and payable on the last day of each succeeding calendar month thereafter until the principal amount of this note is paid in full; and

          (b) The outstanding principal amount of this note shall be due and payable in full on or before the Termination Date.

                               Page 2 of 5 Pages

     Until the Termination Date, subject to the terms and conditions of the Loan Agreement, the undersigned may borrow, pay, prepay in whole or in part and reborrow hereunder, so long as not more than the aggregate principal amount at any one time outstanding under this note does not exceed an amount equal to the lesser of the Line of Credit Commitment or the Loan Formula; it being expressly contemplated that, by reason of prepayments hereon, there may be times when no indebtedness is owing hereunder, but, notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made subsequent to such occurrences; and it being understood and agreed that advances and repayments of principal under this note are not limited to the lesser of the Line of Credit Commitment or the Loan formula but to a maximum of the lesser of the Line of Credit Commitment or the Loan Formula at any one time outstanding. Payee may advance funds pursuant to this note from time to time, and from time to time the undersigned will make repayments on the principal of this note, so that no more than the lesser of the Line of Credit Commitment or the Loan Formula shall be outstanding at any one time. Each advance and each payment of principal hereunder shall be reflected by a notation made by Payee in its business records. The aggregate unpaid principal amount of advances reflected by the notations made in Payee's business records shall be rebuttably presumptive evidence of the principal amount owing under this note, which amount the undersigned unconditionally promises to pay to the order of Payee under the terms hereof.

     Maker and any and all sureties, guarantors and endorsers of this note and all other parties now or hereafter liable hereon, severally waive, to the extent permitted by applicable law, grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree
(i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this note.

     In the event of default hereunder or under any of the instruments securing payment hereof and this note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this note is collected by suit or legal proceedings or

                               Page 3 of 5 Pages
through bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all expenses of collection and costs of court.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this note or such documents require the payment or permit the payment, taking, reserving, charging, or receipt of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebt edness evidenced by this note is accelerated in whole or in part, or in the event that all or part of the principal of or interest on this note shall be prepaid, so that under any of such circumstances or any other circumstance the amount of interest contracted for, charged, taken, reserved or received under this note or under any of the instruments securing payment hereof or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) any such excess which may have been collected at final maturity of said indebtedness shall be applied as a credit against the then unpaid principal amount hereof and the remainder, if any, shall be refunded to Maker, (iii) with respect to subparagraph (ii), upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof, and (iv) any such excess which may have been charged but not paid, taken, reserved or received shall be null and void, and cancelled ab initio to the extent of such excess. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee in connection with such indebtedness.

     Except to the extent required by federal law, this note shall be governed by and construed under the laws of the State of Texas.

                               Page 4 of 5 Pages

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Maker and Payee agree that Tex. Rev. Civ. Stat. Ann art. 5069 Ch. 15 (which regulates certain revolving loan accounts and revolving tri-party accounts) shall not apply to any revolving loan accounts created under this note or maintained in connection there with.

     To the extent that the interest rate laws of the State of Texas are applicable to this note, the applicable interest rate ceiling is the indicated (weekly) ceiling determined in accordance with Article 5069-1.04(a)(1) of the Texas Revised Civil Statutes, as amended, and, to the extent that this note is deemed an open end account as such term is defined in Article 5069-1.01(f) of the Texas Revised Civil Statutes, as amended, the Payee retains the right to modify the interest rate in accordance with applicable law.

     Maker represents and warrants to Payee and to all other owners and holders of any indebtedness evidenced hereby that all loans evidenced by this note are for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Texas Revised Civil Statutes, Article 5069-1.04, Texas Credit Code and Regulation Z promulgated by the Board of Governors of the Federal Reserve System and under Titles I and V of the Consumer Credit Protection Act.

     This note is given in renewal, reinstatement, and extension of, but not in novation or discharge of, that certain promissory note executed by Maker as of April 1, 1995 and payable to the order of Payee in the original principal amount of $2,000,000, which note was given in rearrangement, modification, and increase of, but not in novation or discharge of, that certain promissory note dated February 28, 1994, executed by Maker and payable to the order of Payee in the original principal amount of $1,900,000, which note was given in partial renewal, rearrangement, decrease and extension of, but not in novation or discharge of, that certain promissory note (collectively, the "Prior Notes") dated December 16, 1992, executed by Maker and payable to the order of Payee, in the original principal amount of $2,000,000. Any and all liens and security interests securing payment of the Prior Notes are hereby ratified,

                               Page 5 of 5 Pages
confirmed, renewed, extended, rearranged and carried forward to secure payment of this note.

     This note is secured and guaranteed as provided in the Loan Agreement and is entitled to all of the benefits of the Loan Agreement.

                                   VISUAL NUMERICS, INC.


                                   By_________________________________________
                                        Name:
                                        Title:

                               Page 6 of 5 Pages